UNITED STATES

               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                Date of Report:  October 9, 1998
      Date of Earliest Event Reported:  September 21, 1998


             TELE-COMMUNICATIONS INTERNATIONAL, INC.
   __________________________________________________________

   (Exact name of Registrants as specified in their charters)


                         State of Delaware
         ______________________________________________

         (State or other jurisdiction of incorporation)


       0-26264                                    84-1289408
_________________________            _______________________________________

(Commission  File Number)            (I.R.S. Employer Identification Number)


           5619 DTC Parkway
          Englewood, Colorado                          80111
________________________________________          _______________

(Address of principal executive offices)             (Zip Code)


     Registrants' telephone number, including area code:  (303) 267-5500

Item 5.   Other Events.
______    ____________

On September 21, 1998, Hurricane Georges struck Puerto Rico and caused considerable property damage to the area in general, including Tele-Communications International, Inc.'s (the "Company's") cable television systems. The Company's Puerto Rico cable television systems represent substantially all of the Company's consolidated net property and equipment at June 30, 1998 and consolidated revenue for the six months ended June 30, 1998. The Company has property and business interruption insurance that is subject to an aggregate deductible of $1 million. Preliminary estimates indicate that losses relating to business interruption could exceed the Company's insurance coverage. However, the Company cannot presently predict the extent that losses for property damage or business interruption may exceed the Company's insurance coverage.

                           SIGNATURES
                           __________



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:     October 9, 1998



                         TELE-COMMUNICATIONS INTERNATIONAL, INC.
                         (Registrant)



                          By:/s/ Graham Hollis
                             ____________________________________

                             Graham Hollis
                               Executive Vice President and
                                 Chief Financial Officer
                                   (Principal Financial Officer)